                                                                    Exhibit 99.4

                LUMINANT WORLDWIDE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share amounts, Unaudited)

                                                                                      September 30,   December 31,
                                                                                          2001          2000
                                                                                      -------------   ------------
                                     ASSETS

Current Assets:
   Cash and cash equivalents                                                          $         919   $      7,794
   Cash pledged as security for line of credit                                                7,800          7,500
   Accounts receivable (net of allowance of $11,041 and $11,813, at September 30,
     2001 and December 31, 2000, respectively)                                               11,121         20,297
   Unbilled revenues                                                                            802          2,017
   Related party, employee and other receivables (net of allowance of $128 and
     $1,988, at September 30, 2001 and December 31, 2000, respectively)                         294          6,209
   Prepaid expenses and other assets                                                            170            239
                                                                                      -------------   ------------
     Total current assets                                                                    21,106         44,056
Property and equipment (net of accumulated depreciation of $10,659 and $5,910 at
     September 30, 2001 and December 31, 2000, respectively)                                 11,647         13,815
Other assets:
   Goodwill and other intangibles (net of accumulated amortization of $0 and
     $75,834 at September 30, 2001 and December 31, 2000, respectively)                           -        103,607
   Other assets                                                                               1,102          1,287
                                                                                      -------------   ------------
     Total assets                                                                     $      33,855   $    162,765
                                                                                      =============   ============
                 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
   Accounts payable (including cash overdraft of $333 and $1,774 at September 30,
     2001 and December 31, 2000, respectively)                                        $       8,127   $     17,617
   Customer deposits                                                                            283          1,262
   Accrued and other liabilities                                                              4,441         15,712
   Contingent consideration                                                                   2,619          3,292
   Line of credit                                                                             7,630          7,177
   6% convertible debentures                                                                 14,575         13,716
   Current maturities of long-term debt                                                       2,520            803
                                                                                      -------------   ------------
     Total current liabilities                                                               40,195         59,579
Long-term liabilities:
   Long-term debt, net of current maturities                                                    464          2,313
   Other long-term liabilities                                                                   --            309
                                                                                      -------------   ------------
     Total long-term liabilities                                                                464          2,622
                                                                                      -------------   ------------
     Total liabilities                                                                       40,659         62,201
Commitments and contingencies
Stockholders' (deficit) equity:
   Common stock: $0.01 par value, 100,000,000 shares authorized, 30,683,473 and
     27,469,936 shares outstanding at September 30, 2001 and December 31, 2000,
     respectively                                                                               307            275
   Additional paid-in capital                                                               455,352        450,203
   Retained deficit                                                                        (462,463)      (349,914)
                                                                                      -------------   ------------
     Total stockholders' (deficit) equity                                                    (6,804)       100,564
                                                                                      -------------   ------------
     Total liabilities and stockholders' (deficit) equity                             $      33,855   $    162,765
                                                                                      =============   ============


                  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART
                  OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                LUMINANT WORLDWIDE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts; Unaudited)


                                                                    Three Months                    Nine Months
                                                                 Ended September 30,            Ended September 30,
                                                              -------------------------     --------------------------
                                                                 2001           2000            2001           2000
                                                              ----------     ----------     -----------     ----------
Revenue                                                       $   14,914     $   38,028     $    59,377     $  111,798
Cost of service                                                    8,247         24,379          34,900         63,651
                                                              ----------     ----------     -----------     ----------
Gross margins                                                      6,667         13,649          24,477         48,147

Selling, general and administrative expenses                       9,046         23,484          28,837         53,758
Equity-based compensation expense                                    749             15           1,125          1,325
Goodwill and other intangibles amortization                       15,499         32,062          46,376         93,885
Impairment of goodwill                                            58,354             --          58,354             --
Restructuring charge                                                  --            940              --            940
                                                              ----------     ----------     -----------     ----------
Loss from operations                                             (76,981)       (42,852)       (110,215)      (101,761)
Interest income (expense), net                                      (696)          (303)         (2,335)          (164)
Other income, net                                                     --             --               1             --
                                                              ----------     ----------     -----------     ----------
Loss before provision for income taxes                           (77,677)       (43,155)       (112,549)      (101,925)
Provision for income taxes                                            --             --              --             --
                                                              ----------     ----------     -----------     ----------
Net loss                                                      $  (77,677)    $  (43,155)    $  (112,549)    $ (101,925)
Net loss per share:
   Basic and diluted                                          $    (2.53)    $    (1.59)    $     (3.90)    $    (3.89)
   Weighted average shares outstanding                            30,656         27,119          28,861         26,193


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                 LUMINANT WORLDWIDE CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands; Unaudited)

                                                                                          Nine Months Ended September 30,
                                                                                          -------------------------------
                                                                                              2001               2000
                                                                                          -----------        -----------
Net loss                                                                                    $(112,549)         $(101,925)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                               51,125             97,191
   Amortization of debt issue costs                                                               248                 --
   Accretion of original issue discount                                                           859                 --
   Non-cash interest expense                                                                       --                126
   Equity related compensation expense                                                          1,125              1,325
   Impairment of Goodwill                                                                      58,354                 --
   Bad debt provisions                                                                            (90)             4,960
   Expenses related to warrants issued to a customer                                                1                 74
   Loss on disposition of assets                                                                   --                  1
Changes in assets and liabilities, excluding effects of acquisitions:
   Decrease (increase) in accounts receivable                                                   9,436            (18,552)
   Decrease (increase) in unbilled revenues                                                     1,186             (1,178)
   Decrease (increase) in related party and other receivables                                   5,774             (5,100)
   Decrease (increase) in prepaid expenses and other current assets                                69               (325)
   Increase in other non-current assets                                                           (63)               (59)
   (Decrease) increase in accounts payable                                                     (9,490)             1,027
   Decrease in customer deposits                                                                 (979)            (1,368)
   (Decrease) increase in accrued liabilities                                                  (9,623)             2,551
   Increase in other long-term liabilities                                                         --                397
                                                                                            ---------          ---------
     Net cash used in operating activities                                                     (4,617)           (20,855)

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures                                                                        (2,581)           (11,677)
   Payment for acquisitions accounted for as purchases                                             --               (963)
                                                                                            ---------          ---------
     Net cash used in investing activities                                                     (2,581)           (12,640)
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from notes payable                                                                  2,776             11,572
   Repayments of notes payable                                                                 (2,323)            (3,359)
   Proceeds from 6% convertible debentures                                                         --             13,451
   Debt issue costs for 6% convertible debentures                                                  --             (1,000)
Repayments of long-term debt                                                                     (132)              (824)
   Proceeds from warrants                                                                          --              3,549
   Proceeds from issuance of common stock:
     Proceeds from issuance of common stock                                                        --                 --
     Proceeds from issuance of common stock under the employee stock purchase plan                254                 --
     Options exercised                                                                             48                504
                                                                                            ---------          ---------
Net cash provided by financing activities                                                         623             23,893
                                                                                            ---------          ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS, INCLUDING
   CASH PLEDGED AS SECURITY FOR LINE OF CREDIT                                                 (6,575)            (9,602)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD,
   INCLUDING CASH PLEDGED AS SECURITY FOR LINE OF CREDIT                                       15,294             30,508
CASH AND CASH EQUIVALENTS, INCLUDING CASH PLEDGED AS
SECURITY FOR LINE OF CREDIT, AT END OF PERIOD                                               $   8,719          $  20,906
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for interest                                                 $     819          $     727
   Cash paid during the period for taxes                                                    $      --          $      --
NONCASH INVESTING AND FINANCING ACTIVITY:
   Extinguishment of contingent consideration through issuance of common
     stock, including distribution to Accounting Acquirer                                   $   1,796          $  47,184
   Dividend to Accounting Acquirer                                                          $      --          $  (2,178)
   Additional contingent consideration payable to former owners                             $   1,123          $     170
   Acquisitions financed with equity (NYCP)                                                 $      --          $   6,180
   Options issued to non-employees                                                          $      --          $     138
   Extinguishment of liability through issuance of common stock                             $     527          $      --

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                 LUMINANT WORLDWIDE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1. ORGANIZATION AND BASIS OF PRESENTATION

          Luminant Worldwide Corporation ("Luminant" or the "Company"), a Delaware Corporation, was founded in August 1998 to create a leading single-source Internet service company that provides electronic commerce professional services to Global 1000 companies, Internet based companies, and other organizations. Prior to September 1999, it did not conduct any material operations. On September 21, 1999, it completed its initial public offering of common stock and concurrently acquired seven operating businesses and the assets of Brand Dialogue-New York (the "Acquired Businesses").

          Operating results for interim periods are not necessarily indicative of the results for full years. You should read these condensed consolidated financial statements together with the audited financial statements of the Company as of and for the year ended December 31, 2000, and the notes thereto, which are included on the Company's 2000 Form 10-K.

2. COMPREHENSIVE INCOME (LOSS)

          The Company follows the Financial Accounting Standards Board Statement No. 130 - Reporting Comprehensive Income, which establishes standards for reporting comprehensive income and its components within the financial statements. Comprehensive income is defined as all changes in the equity of a business enterprise from transactions and other events and circumstances, except those resulting from investments by owners and distributions to owners. The Company's comprehensive income components are immaterial for the three and nine-month periods ended September 30, 2001 and 2000; therefore, comprehensive income (loss) is the same as net income (loss) for these periods.

3. SIGNIFICANT ACCOUNTING POLICIES

          The Company has not added to or changed its accounting policies significantly, since December 31, 2000. For a description of these policies, see
Note 3 of the notes to the audited consolidated financial statements included on the Company's 2000 Form 10-K.

4. SHARES USED IN COMPUTING NET INCOME (LOSS) PER SHARE

          On September 15, 1999, Luminant declared a 16,653-for-one stock split. All share and per-share amounts, including stock option information, have been restated to reflect this stock split.

          The following table summarizes the number of shares (in thousands) of common stock we have used on a weighted average basis in calculating net income
(loss) per share:

                                                                          Three Months Ended       Nine Months Ended
                                                                             September 30,            September 30,
                                                                        --------------------      --------------------
                                                                          2001         2000        2001          2000
                                                                        --------     -------      -------      -------
Number of weighted shares issued and outstanding:
   To Align's owners                                                       4,678       4,678        4,678        4,678
   To owners of the Acquired Businesses other than Align                  11,924      11,924       11,924       11,924
   To the initial stockholders and certain management
     personnel of Luminant                                                 1,832       1,832        1,832        1,832
   In the IPO, together with Young & Rubicam's direct
     purchase of shares                                                    5,500       5,500        5,500        5,500
   In the exercise of the underwriters' over-allotment
     option                                                                  279         279          279          279
   In contingent consideration to the former shareholders
     of the Acquired Businesses                                            3,490       1,676        2,367        1,221
   Exercise of options granted to former option holders of
     Acquired Businesses and employee incentives                             896         617          805          535
   To owners of New York Consulting Partners                                 656         610          635          221
   Through the employee stock purchase plan                                  665          --          415           --
   To 6% convertible debenture holders                                       733          --          423           --
   Other shares                                                                3           3            3            3
                                                                        --------     -------      -------      -------
   Number of shares used in calculating basic and diluted
     net loss per share                                                   30,656      27,119       28,861       26,193
                                                                        ========     =======      =======      =======

          The computation of net loss and diluted net loss per share excludes common stock issuable upon exercise of certain employee stock options and upon exercise of certain other outstanding convertible debentures, warrants and other options, as their effect is anti-dilutive.

5. AGREEMENT WITH UNITED AIR LINES, INC.

       In September 1999, the Company entered into an agreement with United Air Lines, Inc. ("United") under which the Company has agreed to provide electronic commerce strategy, business planning, and design services to United until June 30, 2004; however, United has no obligation to purchase any services. Under this agreement, the Company has issued to United a warrant to purchase up to 300,000 shares of Luminant common stock at an exercise price of $18.00 per share, the initial public offering price. Under the warrant, United has the immediate right to purchase 50,000 shares of common stock. Over the five-year term of the agreement, United will have the right to purchase 5,000 shares of the 250,000 remaining available shares under the warrant for every $1 million of revenues the Company receives from United up to $50 million of revenue. The financial statements include for the nine months ended September 30, 2000 and 2001, charges of $ 74,000 and $1,000, respectively, related to the estimated fair market value of shares underlying the portion of this warrant earned during these periods.

6. SEGMENT REPORTING

       Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information", ("SFAS 131") requires that companies report separately information about each significant operating segment reviewed by the chief operating decision maker. All segments that meet a threshold of 10% of revenues, reported profit or loss, or combined assets are defined as significant segments. During the three and nine months ended September 30, 2001, the Company operated as one segment and all operations and long-lived assets were in the United States.

7. RESTRUCTURING CHARGE

       During the third and fourth quarters of 2000, Luminant recorded restructuring charges for severance and for cancellation or negotiated reductions of certain facility leases, cancellation of contracts for services that are not critical to the Company's core business strategy, and other related restructuring charges. These restructuring charges were to align Luminant's cost structure with the changing market conditions and decreased demand for Luminant's services and to create a more efficient organization. The plan resulted in headcount reductions of approximately 250 employees. Many of the positions that were eliminated related to planned office closures in Reston, Virginia, and Denver, Colorado, as well as office reductions in New York, New York, Seattle, Washington, and Washington, D.C.

       Total cash outlay for the restructuring charges was approximately $4.7 million in 2000. Of the remaining $3.0 million of restructuring charges, approximately $1.1 million was paid in during the first half of 2001 and approximately $185,000 was paid in the third quarter of 2001. The remaining amounts will be paid throughout 2001 and 2002 and primarily relate to severance payments.

8. IMPAIRMENT OF GOODWILL

       Management of the Company has continually reviewed the impairment and potential recoverability of the goodwill, as events and changes in circumstances have warranted, determining whether or not any of the goodwill associated with the Acquired Businesses has been impaired. During the third quarter of 2001, numerous adverse changes in the Company's industry and the economic environment as a whole, including the continued decline in the demand for the Company's services, the continued decline in the valuation of the Company's stock, and continued negative cash follows from operations caused the Company to conclude that its prospects for future cash flows had weakened and operating risks had increased. These changes triggered a review of goodwill. This review indicated that undiscounted cash flows expected to be generated by such asset were not sufficient to recover the historical book value of goodwill and that such asset should be reduced to fair value. The Company calculated the present value of estimated cash flows to determine management's estimate of fair market value for goodwill. Based on the Company's current evaluation of the present value of expected cash flows, the Company concluded that the unamortized goodwill associated with the Acquired Businesses of $58.4 million should be written off as of September 30, 2001.

9. NEW ACCOUNTING PRONOUNCEMENTS

       The Financial Accounting Standards Board ("FASB") issued two new pronouncements in June 2001, Statement of Financial Accounting Standards No. 141, "Business Combinations", ("SFAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," ("SFAS 142"). SFAS 141 prescribes the accounting treatment and disclosures to be accorded to all business combinations effective after June 2001. SFAS 142 defines the accounting treatment for all intangible assets, including goodwill, and provides methodology to be used to assess possible impairment of such intangibles. The adoption of SFAS 142 is required for fiscal years beginning after December 15, 2001 (fiscal year 2002 for the Company), except for acquisitions entered into after June 30, 2001. The Company believes that the adoption of SFAS 141 and SFAS 142 will not have a material impact on its financial position or results of operations.

       In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred with the associated asset retirement costs being capitalized as a part of the carrying amount of the long-lived asset. SFAS 143 also includes disclosure requirements that provide a description of asset retirement obligations and reconciliation of changes in the components of those obligations. The Company is evaluating the future financial effects of adopting SFAS 143 and will adopt the standard effective January 1, 2003.

       In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The objective of SFAS 144 is to establish one accounting model for long-lived assets to be disposed of by sale as well as resolve implementation issues related to Statement No. 121. The Company will adopt SFAS 144 effective January 1, 2002 and does not expect such adoption to have a material impact on its financial condition and results of operations.

10. REVISIONS OF ESTIMATES

       During the three and nine months ended September 30, 2001, the Company reversed approximately $2.8 million and $4.9 million, respectively, in prior accruals. The reversal primarily related to accrued 2000 bonuses for terminated employees and the voluntary surrender of bonuses by employees, of $2.8 million and $4.2 million during the three and nine months ended September 30, 2001, respectively. The nine months ended September 30, 2001, also included a revision for bad debt of approximately $0.4 million and the remainder related to the revisions of estimates for other estimated expenditures.

11. DEBT

Line of Credit

       As of September 30, 2001, we are in default under our credit agreement (the "Credit Agreement") with Wells Fargo Business Credit, Inc. ("Wells Fargo") with respect to the covenant that requires us to maintain certain fixed charge coverage as specified therein. The Company is negotiating to obtain a waiver of this default from Wells Fargo. There can be no assurances that Wells Fargo will agree to waive any defaults under the Credit Agreement, or agree to any additional amendments to the terms of the Credit Agreement.

Note Payable

       Luminant is the guarantor of a note payable by Free Range Media, Inc., one of our subsidiaries, to John C. Dimmer, of which $2.3 million in principal amount and accrued and unpaid interest was outstanding as of September 30, 2001. Free Range is currently in default of its obligation under this note to make an aggregate payment of approximately $0.6 million to Mr. Dimmer on October 1, 2001. As a result of this default, Mr. Dimmer has the right to demand immediate payment of all outstanding principal and interest under the note. As such, the entire note is classified as current.

12. MATERIAL DEVELOPMENTS

       On October 29, 2001, the Company closed an agreement to sell certain assets to VersaTech Consulting, Inc. and VersaTech Group, Inc. in exchange for $0.3 million in cash. Included in the agreement was the sale of certain assets and several client contracts. VersaTech Consulting, Inc. and VersaTech Group, Inc. also assumed an operating lease and hired 48 employees of the Company.